UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
 ____________________
Date of Report (Date of earliest event reported): November 15, 2012
Accenture SCA
(Exact name of Registrant as specified in its charter)

Luxembourg	000-49713	98-0351796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
46A, Avenue J.F. Kennedy
L-1855 Luxembourg
(Address of principal executive offices)
Registrant’s telephone number, including area code: (352) 26 42 35 00
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 15, 2012, Accenture SCA held an annual general meeting of shareholders at which the shareholders voted upon the matters listed below. Accenture SCA’s shareholders approved all of the items considered at the meeting. Set forth below is the number of votes cast for and against, and the number of abstention votes and broker non-votes, with respect to each matter voted upon by the shareholders:

Items:	For	Against	Abstained	Broker Non-Votes
Presentation of the report on the annual accounts issued by Accenture plc, the general partner of Accenture SCA, and the report of the external auditor (réviseur d’entreprises agréé) of Accenture SCA for the year ended August 31, 2012	651,093,291(1)	0	0	*
Approval of the financial statements of Accenture SCA as of and for the year ended August 31, 2012	651,093,291(1)	0	0	*
Allocation of the results of Accenture SCA as of and for the year ended August 31, 2012 and declaration of a per share cash dividend of USD $0.81 on Class I common shares	651,093,291(1)	0	0	*
Authorization and granting of power to the general partner of Accenture SCA to pay up to EUR 600 million taken from the distributable reserves of Accenture SCA as interim dividends between November 15, 2012 and November 14, 2013 in accordance with the last paragraph of Article 19 of Accenture SCA’s articles of association	651,093,291(1)	0	0	*
Discharge of the duties of the general partner of Accenture SCA	651,093,291(1)	0	0	*
Re-Appointment of KPMG S.à r.l. as external auditor of Accenture SCA on a stand-alone basis	651,093,291(1)	0	0	*
Re-Appointment of KPMG LLP as independent auditor of Accenture SCA	651,093,291(1)	0	0	*
___________________________

* Not applicable
(1) Consists of 651,093,291 Accenture SCA Class I common shares present and entitled to vote at the meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2012	ACCENTURE SCA, represented by its general partner, Accenture plc, itself represented by its duly authorized signatory

	By:	/s/ Julie Spellman Sweet
	Name:	Julie Spellman Sweet
	Title:	General Counsel, Secretary & Chief Compliance Officer of Accenture plc, general partner of Accenture SCA